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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 8, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter American Opportunities Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants", "Experts", and "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 27, 2000